Exhibit 10.1

ARTICLES OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

EXCO RESOURCES, INC.

Pursuant to the provisions of article 4.04 of the Texas Business Corporation Act (the “TBCA”), the undersigned corporation adopts the following articles of amendment to its articles of incorporation:

ARTICLE ONE

The name of the corporation is EXCO Resources, Inc.

ARTICLE TWO

The following amendment to the Third Amended and Restated Articles of Incorporation was adopted by the shareholders of the corporation on August 30, 2007.  The amendment increases the total number of shares of authorized capital stock from 260,000,000 to 360,000,000.

The amendment alters or changes Article IV of the Third Amended and Restated Articles of Incorporation and the full text of Article IV altered is as follows:

“ARTICLE IV

CAPITALIZATION

The aggregate number of shares of capital stock that the Corporation will have authority to issue is 360,000,000 shares, which shall consist of 350,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to any limitations prescribed by the TBCA, to establish one or more series of shares of Preferred Stock from time to time by adoption of a resolution or resolutions setting forth the designation of the series and fixing and determining the designations, preferences, limitations, and relative rights, including voting rights, of the shares of any such series to the same extent that such designations, preferences, limitations, and relative rights could be stated if fully set forth in these Articles of Incorporation.

The Board of Directors of the Corporation may increase or decrease the number of shares within each established series of the Preferred Stock through the adoption of a resolution fixing and determining the new number of shares of each series in which the number of shares is increased or decreased; provided, however, that the Board of Directors of the Corporation may not decrease the number of shares within a series to less than the number of shares within such series that are then issued.  In case the number of shares of a series of Preferred Stock shall be so decreased, the shares by which the series is decreased shall resume the status of authorized but unissued shares of the class of shares from which the series was established.”

ARTICLE THREE

The amendment made by these articles of incorporation has been effected in conformity with the provisions of the TBCA and the Corporation’s constituent documents.

ARTICLE FOUR

This document will become effective when the document is filed by the secretary of state.

Remainder of Page Intentionally Left Blank.

Signature Page to Follow.

Dated:   August 30, 2007

EXCO RESOURCES, INC.

By:	/s/ WILLIAM L. BOEING
	Name:	William L. Boeing
	Title:	Vice President, General Counsel
and Secretary